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                                                                    EXHIBIT 10.1
                                                           as of August 17, 2000
CD&L, Inc.
    and Subsidiaries
80 Wesley Street
South Hackensack, New Jersey 07606

                  Re: Loan and Security Agreement dated July 14, 1997 as modified (the "Loan Agreement")

Gentlemen:

                  This is to confirm our approval, subject to the terms and conditions set forth herein, of your request for an increase in the maximum amount of Bank Letters of Credit, and for other modifications to the terms set forth in the Loan Agreement. Accordingly we have mutually agreed to the following:

A. Paragraphs 1.3, 1.13, and 1.31 of the Loan Agreement are hereby modified to read as follows:

         1.3 "ADVANCES" means all loans and other financial accommodations, including without limitation Bank Letters of Credit, by Lender or Bank or a Lender Affiliate, to or on behalf of Borrower under the revolving credit facility provided for in paragraph 2.1 of this Agreement.

         1.13 "CASH FLOW LEVERAGE RATIO" means at any date the ratio of (A) Total Funded Debt at said date divided by the EBITDA for the period ending on said date, provided that with respect to the fiscal quarters of Borrower ending on September 30, 2000 and through March 31, 2001, notwithstanding the definition of EBITDA, for the purpose of calculating the Cash Flow Leverage Ratio the EBITDA shall be calculated on an annualized basis for the fiscal quarters ending on and after September 30, 2000; for example,

                  (i) for the quarter ending September 30, 2000 the EBITDA shall be calculated based upon the income and expenses of Borrower for said quarter times 4 rather than for the 12 month period ending September 30, 2000;

                  (ii) for the quarter ending December 31, 2000 the EBITDA shall be calculated based upon the income and expenses of Borrower for the quarters ending September 30, 2000 and December 31, 2000 times 2; and

                  (iii) for the quarter ending March 31, 2001 the EBITDA shall be calculated based upon the income and expenses of Borrower for the quarters ending September 30, 2000 and December 31, 2000 and March 31, 2001 divided by 3 and multiplied by 4.

                  For the quarter ending June 30, 2001 and each quarter thereafter the EBITDA shall be calculated on the income and expenses of Borrower for the 4 quarters ending on such date.

         1.31 "FIXED CHARGE COVERAGE RATIO" means at any date the ratio of
         (A)(i) the EBITDA minus (ii) all unfunded Capital Expenditures, dividends, and taxes paid during the 12 months ending on said date divided by (B) the sum of (i) the current portion of long-term debt paid or scheduled to be paid during the twelve (12) months ending on such date plus (ii) the interest expense for the twelve (12) months ending on said date, provided however that:

                  (x) for the fiscal quarter ending September 30, 2000 the ratio shall be calculated as (A)(i) the EBITDA calculated based upon the income and expenses of Borrower for the three (3) months ending on such date minus (ii) all unfunded Capital Expenditures, dividends, and taxes paid during the three (3) months ending on said date divided by (B) the sum of (i) the current portion of long-term debt paid or scheduled to be paid during the three (3) months ending on such date plus (ii) the interest expense for the three (3) months ending on said date;

                  (y) for the fiscal quarter ending December 31, 2000 the ratio shall be calculated as (A)(i) the EBITDA calculated based upon the income and expenses of Borrower for the six (6) months ending on such date minus (ii) all unfunded Capital Expenditures, dividends, and taxes paid during the six (6) months ending on said date divided by (B) the sum of (i) the current portion of long-term debt paid or scheduled to be paid during the six (6) months ending on such date plus (ii) the interest expense for the six (6) months ending on said date; and


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                  (z) for the fiscal quarter ending March 31, 2001 the ratio shall be calculated as (A)(i) the EBITDA calculated based upon the income and expenses of Borrower for the nine (9) months ending on such date minus (ii) all unfunded Capital Expenditures, dividends, and taxes paid during the nine (9) months ending on said date divided by (B) the sum of (i) the current portion of long-term debt paid or scheduled to be paid during the nine (9) months ending on such date plus (ii) the interest expense for the nine (9) months ending on said date.

B. Notwithstanding any terms of the Loan Agreement or other Loan Documents to the contrary, including without limitation paragraphs 1.48, 1.66, 1.79, 1.96 and 2.2(D) of the Loan Agreement, for the period from August 1, 2000 through and including March 31, 2001:

                  (i)   the Libor Margin shall be 2.0%;

                  (ii)  the Prime Rate Margin shall be 0.25%,

                  (iii) the Standby L/C Fee Percentage shall be 2.0%; and

                  (iv)  the Unused Commitment Fee Rate shall be .50%.

C. The first sentence of subparagraph 2.1 (A) of the Loan Agreement is hereby modified to read as follows:

         2.1      REVOLVING CREDIT FACILITY
                  -------------------------

                   (A) Facility. So long as no Default nor Event of Default exists, Lender shall, from time to time hereafter, through the Expiration Date, lend to, or make financial accommodations by way of Bank Letters of Credit on behalf of, Borrower such amounts as the Borrower may from time to time request, based upon the Eligible Loan Value of Eligible Accounts Receivable as may exist from time to time, but not to exceed the Borrowing Base, and as may be reported by Borrower to Lender on a borrowing base report (the "Borrowing Base Report") in the form of Exhibit 2.1 which is to be submitted by Borrower to Lender in accordance with paragraph 6.6 hereof, provided that the aggregate outstanding amount of Bank Letters of Credit shall not exceed (i) Three Million Five Hundred Thousand Dollars ($3,500,000.00) through August 10, 2000, (ii) Five Million Eight Hundred Thousand Dollars ($5,800,000.00) from August 11, 2000 through June 30, 2001, and (iii) Eight Million Seven Hundred Thousand Dollars ($8,700,000.00) from July 1, 2001 through the Expiration Date.

D. The first sentence of subparagraph 2.4 of the Loan Agreement is hereby modified to read as follows:

         2.4      PREPAYMENT AND EARLY TERMINATION
                  --------------------------------

                  (A) If on any day the sum of the aggregate outstanding principal balance of the Advances under paragraph 2.1 hereof shall exceed the Borrowing Base, Borrower shall, on such day, prepay such Advances by an amount equal to such excess.

E. Paragraph 2.7 of the Loan Agreement is hereby modified to add subparagraph
(f) as follows:

                  (f) Excess Availability. After each proposed Advance (and after taking into consideration such proposed Advance) Borrower shall have Excess Availability of at least

                           (i) One Million Two Hundred Fifty Thousand Dollars ($1,250,000.00) from August 17, 2000 through October 12, 2000;

                           (ii) One Million Five Hundred Thousand Dollars ($1,500,000.00) from October 13, 2000 through October 26, 2000;

                           (iii) Two Million Three Hundred Thousand Dollars ($2,300,000.00) from October 27, 2000 through November 30, 2000; and

                           (iv) Three Million Dollars ($3,000,000.00) from December 1, 2000 on.

F.   Paragraph 6.6 of the Loan Agreement is hereby modified to read as follows:

          6.6      REPORTS OF COLLATERAL AND BORROWING BASE REPORT
                  -----------------------------------------------

                   (A) Borrower shall, within fifteen (15) days of the end of each month, deliver to Lender an aging of its Accounts and an aging of its accounts payable in such form as may be acceptable to Lender and a duly completed accounts receivable reconciliation report in the form satisfactory to Lender.

                  (B) Borrower shall furnish to Lender a Borrowing Base Report by Friday of each week and as of the close of business of the preceding Sunday.
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G. Lender hereby agrees that, effective as of March 31, 2000, notwithstanding paragraphs 7.2(B) and 7.2(D) of the Loan Agreement to the contrary:

                  (i) for the quarter ending March 31, 2000 the Fixed Charge Coverage Ratio requirement shall be not less than .85 to 1.0;
                  (ii) for the quarter ending June 30, 2000 the Fixed Charge Coverage Ratio requirement shall be not less than .75 to 1.0; and
                  (iii) for the quarter ending June 30, 2000 the Cash Flow Leverage Ratio requirement shall be not more than 4.2 to 1.0.

H. In consideration of Lender entering into this letter modification agreement, Borrower shall, contemporaneous with the execution hereof, pay to Lender a fee of $17,500.00.

I. Borrower represents that the remaining payments due during the calendar quarter September 30, 2000 under the existing Seller Indebtedness is not in excess of Three Hundred Thirty Thousand Dollars ($330,000.00) and which Seller Indebtedness is Subordinated Debt. Borrower hereby covenants and agrees that notwithstanding any terms of the Loan Agreement or other Loan Documents to the contrary, Borrower will not make any payments after the date hereof and through September 30, 2000 on account of the Seller Indebtedness (a) if an Event of Default exists under the Loan Agreement or would exist if such payment is made, and (b) in excess of said Three Hundred Thirty Thousand Dollars ($330,000.00) without furnishing to Lender at least two (2) Business Days prior written notice thereof.

J. Borrower represents that annexed hereto is a true, accurate and complete copy of an Amendment and Consent between CD&L, Inc and the holders of the 1999 Subordinated Notes (the "Sub Note Holder Consent"). To the extent required by paragraph 7.17(ii) of the Loan Agreement, Lender hereby consents to CD&L Inc.'s entry into the Sub Note Holder Consent, in the form annexed hereto, solely to the extent that such Sub Note Holder Consent increases the interest rate on the 1999 Subordinated Notes. This consent shall not be deemed a waiver of compliance by Borrower with any other terms of the Loan Agreement or other Loan Documents, specifically and without limitation, shall not (i) constitute a consent to the sale of any assets of the Borrower, without the prior written consent of Lender, or if Lender consent to a sale, to the use of the proceeds thereof for any purpose other than to be applied on account of the Obligations of Borrower to Lender and (ii) constitute a consent to the prepayment of any portion of the 1999 Subordinated Notes.

     Our approval as aforesaid shall not constitute a waiver of any Events of Default, if any so exist, or any future violation of any provisions of the Loan Agreement or any other Loan Documents.

                  By your execution hereof Borrower agrees to pay all costs and expenses, including reasonable attorneys fees and disbursements, incurred by Lender in connection with the preparation of this letter agreement. Capitalized terms not defined herein but defined in the Loan Agreement shall have the same meaning ascribed to such terms in the Loan Agreement. Your execution shall also act as your representation that the execution of this letter agreement has been authorized by all required corporate action, that this letter agreement constitutes the valid and binding obligation of the Borrower, is enforceable in accordance with its terms, and constitutes one of the Loan Documents, that no Default or Event of Default exists and that no Material Adverse Change of the Borrower has occurred since the date of the most recent financial statements of Borrower furnished to Lender and the Borrower's reaffirmation of its grant to Lender of a Lien on the Collateral.

                  Except as herein set forth, the Loan Agreement and all other Loan Documents shall remain in full force and effect. Our agreement as aforesaid is subject to your written agreement with the terms hereof by signing and returning a copy hereof where so indicated below. This letter may be executed in counterparts.

                                     First Union Commercial Corporation



                                     By:
                                        ----------------------------------
                                          name:
                                          title:
Agreed to:

CD&L, Inc.
and other Borrowers under the Loan Agreement


By:
   ----------------------------------
      name:
      title: